UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2007

     SHUMATE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30291	65-0735872
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12060 FM 3083, Conroe, Texas		77301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 441-5100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 5, 2007, our board of directors unanimously approved a resolution increasing the authorized number of directors from seven (7) to eight (8). In connection therewith, the board of directors unanimously approved a resolution appointing Frank Jungers to the board of directors to fill the newly created vacancy.

Frank Jungers became a director of our company on January 5, 2007.  Mr. Jungers also serves as a director of Horizon Lines, Inc., a publicly traded company, Horizon Lines Holding and H-Lines Finance, and Esco Corporation, a private metals company. He also is a former Chairman of the Board and Chief Executive Officer of Arabian American Oil Company, a petroleum producer.  During his career, Mr. Jungers has served as a director of AES Corporation and Georgia Pacific Corporation.

During each of the years ended December 31, 2006 and 2005 and from January 1, 2007 through the date hereof, we entered into the following transactions directly with Mr. Jungers or his affiliates:

On November 3, 2006, in connection with our private placement offering, the Francis Jungers Trust purchased an aggregate of 110,000 shares of our common stock and 55,000 warrants to purchase shares of our common stock, each exercisable at $1.25 per share, for an aggregate purchase price of $110,000. The Francis Jungers Trust, of which Mr. Jungers is the grantor and serves as the Trustee, participated in the private placement offering on terms identical to all other purchasers in such offering.

In connection with the appointment of Mr. Jungers to the board of directors, we granted Mr. Jungers an option to purchase up to 75,000 shares of the Company’s common stock at an exercise price of $1.75 per share under our 2005 Stock Incentive Plan. The options are fully vested and are exercisable immediately and shall expire on the date that is five years from the date of grant.

In connection therewith, in accordance with the company’s bylaws, the board of directors increased the number of authorized directors from seven directors to eight directors.

Item 8.01 Other Events.

Hemiwedge Valve Corporation, or HVC, our wholly owned subsidiary, has completed Phase I of its project plan with At Balance Americas, LLC, pursuant to the Development Agreement with HVC and At Balance entered into in July, 2006, by completing the engineering and design of a down-hole isolation valve, or DIV, using HVC’s Hemiwedge® technology. In addition, At Balance has agreed to proceed with Phase II of the project plan, including prototype manufacturing of the DIV product, on the terms and conditions set forth in the Development Agreement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1 - Press release dated January 11, 2007

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUMATE INDUSTRIES, INC.
(Registrant)

Date: January 11, 2007	By:	/s/ Matthew C. Flemming
Matthew C. Flemming
Chief Financial Officer, Treasurer, Secretary, and Executive Vice President